UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Eledon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd. Suite 550
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 238-8090

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELDN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 31, 2022, Eledon Pharmaceuticals Inc. (the "Company" or "Eledon") issued a press release announcing positive topline results from a Phase 2a trial of tegoprubart in patients with amyotrophic lateral sclerosis ("ALS"). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on May 31, 2022 and as previously disclosed, the Company is hosting a conference call to discuss the foregoing Phase 2a topline data. A copy of the slide presentation that will be used during the Company’s conference call is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

On May 31, 2022, the Company announced topline results from a Phase 2a trial of tegoprubart in patients with ALS.

The primary objectives of the study were to assess the safety and tolerability of multiple doses of tegoprubart in four sequential, ascending dose cohorts (1, 2, 4, and 8 mg/kg). Secondary outcome measures included pharmacokinetic assessment of multiple intravenous doses of tegoprubart on target engagement and on pro-inflammatory biomarkers associated with ALS. Each subject served as their own control, with changes being compared to baseline.

Tegoprubart successfully met the primary endpoints of safety and tolerability. Adverse events were equally distributed across dose levels. Tegoprubart was well-tolerated, and no drug-related serious adverse events were observed. Anti-drug antibodies ("ADAs") were present in less than 5 percent of samples. All ADAs were of low titer and did not impact tegoprubart drug levels.

Tegoprubart target engagement was demonstrated at the 4 and 8 mg / kg dosing levels using CD40L and CXCL13 biomarkers related to T cell and B cell function, respectively. A pro-inflammatory ALS signature was identified, consisting of 32 different inflammatory biomarkers in the tested population, including TNF-α, MCP1, EN-RAGE, C-Reactive Protein ("CRP"), and IL-6. IL-1 was not significantly detected in the study patient population. Dose dependent, significant reductions were observed in up to 23 of these biomarkers, including TNF-α, MCP1, EN-RAGE, and CRP. Other pro-inflammatory biomarkers significantly reduced included biomarkers also associated with IgA nephropathy and kidney transplant rejection, such as IgA, IgE, IgM, C3, CXCL9, and CXCL10. While the study was neither primarily designed nor powered to assess the effect of tegoprubart on ALS Functional Rating Scale (“ALSFRS”), both target engagement and level of pro-inflammatory biomarker reduction were associated with a trend in the slowing of disease progression as measured by ALSFRS slope when compared to a cohort from the ALS PRO-ACT database

The results of nonclinical studies and early clinical trials of the Company’s product candidates may not be predictive of the results of later-stage clinical trials. Interim results of a clinical trial do not necessarily predict final results. Moreover, nonclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in nonclinical and clinical trials have nonetheless failed to obtain marketing approval of their products. There is a risk that additional nonclinical and/or clinical safety studies will be required by the U.S. Food and Drug Administration or similar regulatory authorities outside the United States and/or that subsequent studies will not match results seen in prior studies. As a result, topline data should be viewed with caution until the final data are available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued on May 31, 2022
99.2	ALS Phase 2a Clinical Trial Update
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eledon Pharmaceuticals, Inc.

Date:	May 31, 2022	By:	/s/ David-Alexandre C. Gros, M.D.
Name: David-Alexandre C. Gros, M.D. Title: Chief Executive Officer